Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2013 RESULTS

➢ 1Q13 Reported EPS (including discontinued operations) of $0.57

➢ Adjusted EPS (non-GAAP, continuing operations) of $0.59

➢ 1Q13 Net sales grew approx. 4 percent to $1.50 billion

➢ Net sales up approx. 4 percent on organic basis

➢ Returned $89 million of cash to shareholders, with dividends of $27 million and repurchase of 1.5 million shares for $62 million

➢ Restructuring program on track to achieve more than $100 million in annualized savings by mid-2013

➢ Obtained all regulatory clearances for sale of OCP and DES; anticipate closing mid-2013

➢ FY13 Adjusted EPS (non-GAAP, continuing operations) expected to be up 22% to 40% (compared to 15% to 35% previously)

PASADENA, Calif., April 24, 2013 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited first quarter 2013 results.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.  Results reflect classification of Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) as discontinued operations.

“First-quarter results were in line with our expectations,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Double-digit sales growth in emerging markets at Pressure-sensitive Materials and continued sales growth at Retail Branding and Information Solutions, combined with the benefits of our restructuring program, put us on track for a 22 to 40 percent increase in full-year adjusted earnings per share.

“We are also on track to deliver on our free cash flow target for the year,” Scarborough said.  “During the quarter, we returned nearly $90 million to shareholders through dividends and the repurchase of approximately 1.5 million shares.

“Finally, I’m pleased that we have received all regulatory clearances for the sale of Office and Consumer Products and Designed and Engineered Solutions, which we expect to complete mid-year,” Scarborough said.

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2013 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

First Quarter 2013 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•

PSM segment sales increased approximately 3 percent. Within the segment, Label and Packaging Materials sales increased low-single digits. Combined sales for Graphics, Reflective, and Performance Tapes increased slightly.

•

Operating margin improved 20 basis points to 9.6 percent as the benefit of productivity initiatives and higher volume more than offset the impact of changes in product mix and higher employee-related expenses.  Adjusted operating margin improved 30 basis points.

Retail Branding and Information Solutions (RBIS)

•	Sales increased approximately 6 percent driven by increased demand from U.S. and European retailers and brands, including another quarter of strong growth in RFID.

•

Operating margin improved 210 basis points to 3.8 percent as the benefit of productivity initiatives and higher volume more than offset higher employee-related expenses. Adjusted operating margin improved 150 basis points.

Other

Share Repurchases

The company repurchased 1.5 million shares in the first quarter at an aggregate cost of $62 million (approximately 1.5 percent of shares outstanding).

Results of Discontinued Operations

Earnings from OCP and DES, and certain costs associated with their anticipated divestiture, are reported as income or loss from discontinued operations (net of tax) in the preliminary, unaudited consolidated statements of income.  Net loss per share from discontinued operations increased from $(0.01) to $(0.09).

Income Taxes

The first quarter effective tax rate was 18 percent, reflecting favorable tax law changes that are discrete to the quarter.  The adjusted tax rate for the first quarter decreased from 34 to 33 percent, in line with expectations.

Cost Reduction Actions

In the first half of 2012, the company began a restructuring program to reduce costs across all segments of the business.  The company continues to anticipate more than $100 million in annualized savings from this program by mid-2013.  To implement these actions, the company incurred restructuring costs, net of gain on sale of assets, of approximately $7 million in the first quarter. The company expects to incur restructuring costs, net of gain on sale of assets, of $25 million in 2013.

Outlook

In its supplemental presentation materials, “First Quarter 2013 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2013 financial results.  Based on the factors listed, other assumptions and the exclusion of DES, the company now expects 2013 earnings per share from continuing operations of $2.23 to $2.58.  Excluding an estimated $0.17 per share for restructuring costs and other items, net of gain on sale of assets, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.40 to $2.75. The company expects free cash flow from continuing operations in the range of $275 million to $315 million.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent.  For more than 75 years the company has been a global leader in pressure-sensitive technology and materials and retail branding and information solutions.  A FORTUNE 500 company with sales of $6 billion from continuing operations in 2012, Avery Dennison is based in Pasadena, California and has employees in over 50 countries. For more information, visit www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2012 Form 10-K, filed on February 27, 2013 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

First Quarter Financial Summary - Preliminary
(in millions, except per share amounts)

	1Q	1Q	% Change vs. P/Y
	2013	2012	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,098.0	$1,065.0	3%	3%
Retail Branding and Information Solutions	382.7	360.1	6%	6%
Other specialty converting businesses	18.2	17.9	2%	13%
Total net sales	$1,498.9	$1,443.0	4%	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	1Q	1Q	% Change	% of Sales		1Q	1Q	% Change	% of Sales
	2013	2012	Fav(Unf)	2013	2012	2013	2012	Fav(Unf)	2013	2012
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$104.9	$100.1		9.6%	9.4%	$108.5	$102.3		9.9%	9.6%
Retail Branding and Information Solutions	14.6	6.1		3.8%	1.7%	17.6	11.1		4.6%	3.1%
Other specialty converting businesses	(2.7)	(3.2)		-14.8%	-17.9%	(2.7)	(3.2)		-14.8%	-17.9%
Corporate expense	(23.5)	(22.4)				(22.6)	(22.0)
Total operating income before interest and taxes / operating margin	$93.3	$80.6	16%	6.2%	5.6%	$100.8	$88.2	14%	6.7%	6.1%

Interest expense	12.2	18.3				12.2	18.3

Income from operations before taxes	$81.1	$62.3	30%	5.4%	4.3%	$88.6	$69.9	27%	5.9%	4.8%

Provision for income taxes	$14.3	$17.7				$28.9	$23.8

Net income from continuing operations	$66.8	$44.6	50%	4.5%	3.1%	$59.7	$46.1	30%	4.0%	3.2%

Income (loss) from discontinued operations, net of tax	($9.0)	($0.7)	n/m	-0.6%	0.0%	($2.3)	$5.5	n/m	-0.2%	0.4%

Net income	$57.8	$43.9	32%	3.9%	3.0%	$57.4	$51.6	11%	3.8%	3.6%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.66	$0.42	57%			$0.59	$0.43	37%

Discontinued operations	($0.09)	($0.01)	n/m

Total Company	$0.57	$0.41	39%

						2013	2012
Estimated Free Cash Flow from Continuing Operations (c)						($63.8)	n/a
Free Cash Flow (including discontinued operations) (c)						($94.5)	($22.6)

(a)          Percentage change in sales excludes the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures.

(b)          Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).

(c)          Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2013	Mar. 31, 2012

Net sales	$1,498.9	$1,443.0

Cost of products sold	1,097.2	1,065.9

Gross profit	401.7	377.1

Marketing, general & administrative expense	300.9	288.9

Interest expense	12.2	18.3

Other expense, net (1)	7.5	7.6

Income from continuing operations before taxes	81.1	62.3

Provision for income taxes	14.3	17.7

Income from continuing operations	66.8	44.6

Loss from discontinued operations, net of tax	(9.0)	(0.7)

Net income	$57.8	$43.9

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.66	$0.42

Discontinued operations	(0.09)	(0.01)

Net income per common share, assuming dilution	$0.57	$0.41

Average common shares outstanding, assuming dilution	101.5	106.2

(1)              “Other expense, net” for the first quarter of 2013 includes severance and related costs of $6.8, asset impairment charges of $1.3, and certain transaction costs of $.7, partially offset by gain on sale of assets of $1.3.

“Other expense, net” for the first quarter of 2012 includes severance and related costs of $5.7, asset impairment and lease cancellation charges of $1.5, and certain transaction costs of $.4.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the company’s presentation of its financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, the company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the company’s performance and operating trends, as well as liquidity.

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period.  By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events;

Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2013	Mar. 31, 2012

Reconciliation of Operating Margins:

Net sales	$1,498.9	$1,443.0

Income from continuing operations before taxes	$81.1	$62.3

Income from continuing operations before taxes as a percentage of sales	5.4%	4.3%

Adjustment:
Interest expense	$12.2	$18.3

Operating income from continuing operations before interest expense and taxes	$93.3	$80.6

Operating Margins	6.2%	5.6%

Income from continuing operations before taxes	$81.1	$62.3

Adjustments:

Restructuring costs:

Severance and related costs	6.8	5.7

Asset impairment and lease cancellation charges	1.3	1.5

Other items (1)	(0.6)	0.4

Interest expense	12.2	18.3

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$100.8	$88.2

Adjusted Operating Margins (non-GAAP)	6.7%	6.1%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:

As reported net income from continuing operations	$66.8	$44.6

Non-GAAP adjustments, net of tax:

Restructuring costs and other items (2)	(7.1)	1.5

Adjusted Non-GAAP Net Income from Continuing Operations	$59.7	$46.1

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2013	Mar. 31, 2012

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.66	$0.42

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items (2)	(0.07)	0.01

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.59	$0.43

Average common shares outstanding, assuming dilution	101.5	106.2

(1)                Includes certain transaction costs and gain on sale of assets.

(2)            Reflects the impact of the adjusted tax rate applied to results from continuing operations, partially offset by restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Three Months Ended

	Mar. 30, 2013	Mar. 31, 2012

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash (used in) provided by operating activities	$(65.7)	$10.7

Purchases of property, plant and equipment, net	(21.1)	(24.0)

Purchases of software and other deferred charges	(7.8)	(12.0)

Sales of investments, net	0.1	2.7

Free Cash Flow	$(94.5)	$(22.6)

Estimated free cash flow from continuing operations	$(63.8)

Estimated free cash flow from discontinued operations	(30.7)

Free Cash Flow	$(94.5)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	First Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013 (1)	2012 (2)	2013	2012

Pressure-sensitive Materials	$1,098.0	$1,065.0	$104.9	$100.1	9.6%	9.4%
Retail Branding and Information Solutions	382.7	360.1	14.6	6.1	3.8%	1.7%
Other specialty converting businesses	18.2	17.9	(2.7)	(3.2)	(14.8%)	(17.9%)
Corporate Expense	N/A	N/A	(23.5)	(22.4)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,498.9	$1,443.0	$93.3	$80.6	6.2%	5.6%

(1) Operating income for the first quarter of 2013 includes severance and related costs of $6.8, asset impairment charges of $1.3, and certain transaction costs of $.7, partially offset by gain on sale of assets of $1.3. Of the total $7.5, the Pressure-sensitive Materials segment recorded $3.6, the Retail Branding and Information Solutions segment recorded $3, and Corporate recorded $.9.

(2) Operating income for the first quarter of 2012 includes severance and related costs of $5.7, asset impairment and lease cancellation charges of $1.5, and certain transaction costs of $.4. Of the total $7.6, the Pressure-sensitive Materials segment recorded $2.2, the Retail Branding and Information Solutions segment recorded $5, and Corporate recorded $.4.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013	2012
Pressure-sensitive Materials
Operating income and margins, as reported	$104.9	$100.1	9.6%	9.4%
Adjustments:
Restructuring costs:
Severance and related costs	2.6	1.2	0.2%	0.1%
Asset impairment and lease cancellation charges	1.0	1.0	0.1%	0.1%
Adjusted operating income and margins (non-GAAP)	$108.5	$102.3	9.9%	9.6%

Retail Branding and Information Solutions
Operating income and margins, as reported	$14.6	$6.1	3.8%	1.7%
Adjustments:
Restructuring costs:
Severance and related costs	4.0	4.5	1.0%	1.3%
Asset impairment charges	0.3	0.5	0.1%	0.1%
Gain on sale of assets	(1.3)	---	(0.3%)	---
Adjusted operating income and margins (non-GAAP)	$17.6	$11.1	4.6%	3.1%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Mar. 30, 2013	Mar. 31, 2012

Current assets:
Cash and cash equivalents	$207.7	$190.7
Trade accounts receivable, net	988.7	961.9
Inventories, net	516.3	518.8
Assets held for sale	551.5	443.6
Other current assets	249.6	220.7

Total current assets	2,513.8	2,335.7

Property, plant and equipment, net	939.5	1,059.6
Goodwill	756.9	768.5
Other intangibles resulting from business acquisitions, net	117.0	154.4
Non-current deferred income taxes	343.4	317.7
Other assets	467.0	435.0

	$5,137.6	$5,070.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$655.4	$613.2
Accounts payable	813.2	764.5
Liabilities held for sale	139.9	141.6
Other current liabilities	517.7	503.1

Total current liabilities	2,126.2	2,022.4

Long-term debt	702.0	703.7
Other long-term liabilities	735.7	680.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	792.3	777.7
Retained earnings	1,933.9	1,823.8
Accumulated other comprehensive loss	(291.3)	(217.9)
Treasury stock at cost	(985.3)	(843.5)

Total shareholders’ equity	1,573.7	1,664.2

	$5,137.6	$5,070.9

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended
	Mar. 30, 2013	Mar. 31, 2012
Operating Activities:

Net income	$57.8	$43.9

Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation	35.0	40.5

Amortization	16.5	18.9

Provision for doubtful accounts and sales returns	5.5	6.1

Asset impairment and net loss on sale/disposal of assets	0.4	5.1

Stock-based compensation	9.2	11.8

Other non-cash expense and loss	14.7	11.0

Changes in assets and liabilities and other adjustments	(204.8)	(126.6)

Net cash (used in) provided by operating activities	(65.7)	10.7

Investing Activities:

Purchases of property, plant and equipment, net	(21.1)	(24.0)

Purchases of software and other deferred charges	(7.8)	(12.0)

Sales of investments, net	0.1	2.7

Net cash used in investing activities	(28.8)	(33.3)

Financing Activities:

Net increase in borrowings (maturities of 90 days or less)	135.1	134.1

Payments of debt (maturities longer than 90 days)	(0.3)	(0.6)

Dividends paid	(27.1)	(28.4)

Share repurchases	(61.8)	(72.2)

Proceeds from exercise of stock options, net	26.4	3.9

Other	(6.2)	(2.2)

Net cash provided by financing activities	66.1	34.6
Effect of foreign currency translation on cash balances	0.7	0.7

(Decrease) increase in cash and cash equivalents	(27.7)	12.7

Cash and cash equivalents, beginning of year	235.4	178.0
Cash and cash equivalents, end of period	$207.7	$190.7

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